       As filed with the Securities and Exchange Commission on November 15, 2001
                                                        Registration No. 0-23490


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                      UNDER
                           THE SECURITIES ACT OF 1933

                                   VIVUS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

            DELAWARE                              2834                             94-3136179
(STATE OR OTHER JURISDICTION OF       (PRIMARY STANDARD INDUSTRIAL              (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)       CLASSIFICATION CODE NUMBER)            IDENTIFICATION NUMBER)
                                           1172 CASTRO STREET
                                        MOUNTAIN VIEW, CA 94040
                                            (650) 934-5200

                   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
                         NUMBER, INCLUDING AREA CODE, OF
                        REGISTRANT'S PRINCIPAL EXECUTIVE
                                    OFFICES)

                             2001 STOCK OPTION PLAN
                            (FULL TITLE OF THE PLANS)

                                LELAND F. WILSON
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                                  VIVUS, INC.
                               1172 CASTRO STREET
                            MOUNTAIN VIEW, CA 94040
                                 (650) 934-5200

            (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                                   Copies to:
                              MARIO M. ROSATI, ESQ.
                              MARK J. CASPER, ESQ.
                        WILSON SONSINI GOODRICH & ROSATI
                            PROFESSIONAL CORPORATION
                               650 PAGE MILL ROAD
                               PALO ALTO, CA 94304

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.

        IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX. [X]

                                   ----------

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================
                                                             PROPOSED
                                                             MAXIMUM          PROPOSED
     TITLE OF EACH CLASS OF              AMOUNT              OFFERING          MAXIMUM           AMOUNT OF
          SECURITIES TO                   TO BE               PRICE           AGGREGATE        REGISTRATION
          BE REGISTERED                REGISTERED           PER SHARE       OFFERING PRICE         FEE
-------------------------------------------------------------------------------------------------------------
Common Stock, $0.001 par value,
   to be issued under the 2001
   Stock Option  Plan               [1,000,000 shares(1)]     $3.27         $3,270,000(2)        $817.50
-------------------------------------------------------------------------------------------------------------
    TOTAL REGISTRATION FEES:                                                                     $817.50
=============================================================================================================

(1) Represents shares of Common Stock which have become available for issuance under the Registrant's 2001 Stock Option Plan approved by the Board of Directors at a Meeting of the Board of Directors on October 15, 2001. The Registrant will solicit the approval of its stockholders of the Stock Option Plan at the Registrant's Annual Meeting in 2002.

(2) The computation is based upon the average of the high and low price of the Common Stock as reported on the Nasdaq National Market on November 9, 2001 because the price at which the options to be granted in the future may be exercised is not currently determinable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INFORMATION INCORPORATED BY REFERENCE.

        The following documents and information previously filed with the Securities and Exchange Commission are hereby incorporated by reference:

        (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2000, as filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on March 26, 2001.

        (b) The Registrant's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2001, as filed pursuant to Section 13
                (a) of the Exchange Act on November 13, 2001.

        (c) The description of the Common Stock of the Registrant that is contained in the Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act declared effective by the Commission on April 7, 1994, and any description of any securities of the Registrant which is contained in any registration statement filed after the date hereof under Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating any such description.

        (d) The description of Common Stock and the Preferred Share Purchase Rights contained in the Company's Registration Statement on Form 8-A filed under the Exchange Act with the Commission that became effective on March 5, 1996.

        (e) All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

        Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

        Mario M. Rosati, member of Wilson Sonsini Goodrich & Rosati, Professional Corporation, is the Secretary of the Registrant. Wilson Sonsini Goodrich & Rosati is corporate counsel to the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        The Registrant has adopted provisions in its Certificate of Incorporation that eliminate the personal liability of its directors and officers for monetary damages arising from a breach of their fiduciary duties in certain circumstances to the fullest extent permitted by law and authorizes the Registrant to indemnify its directors and officers to the fullest extent permitted by law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

        The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by the General Corporation Law of Delaware, including circumstances in which indemnification is otherwise discretionary under Delaware law. Section 145 of the General Corporation Law of Delaware provides for the indemnification of officers, directors and other corporate agents in terms sufficiently broad to indemnify such persons, under certain circumstances, for certain liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933 (the "Securities Act"). The Registrant has entered into indemnification agreements to such effect with its officers and directors containing provisions which are in some respects broader than the specific indemnification provisions contained in the General Corporation Law of Delaware. The indemnification agreements may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature) and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

        Not applicable.

ITEM 8. EXHIBITS.

        The Exhibits listed on the accompanying Index to Exhibits are filed as part hereof, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9. UNDERTAKINGS.

        (a) The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be an initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountain View, State of California on November 15, 2001.

                                        VIVUS, INC.

                                        By: /s/ RICHARD WALLISER
                                           -------------------------------------
                                           Richard Walliser
                                           Vice President and Chief Financial
                                           Officer

                                POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leland F. Wilson and Richard Walliser, jointly and severally, their attorneys-in-fact, each with the power of substitution, for them in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

         SIGNATURE                                   TITLE                          DATE
         ---------                                   -----                          ----
/S/ LELAND F. WILSON                          President and Chief             November 15, 2001
------------------------------------          Executive Officer
Leland F. Wilson

/S/ VIRGIL A. PLACE                           Chairman of the Board           November 15, 2001
------------------------------------          Director and Chief
Virgil A. Place                               Scientific Officer and
                                              Director

/S/ RICHARD WALLISER                          Vice President of Finance       November 15, 2001
------------------------------------          and, Chief Financial
Richard Walliser                              Officer (Principal
                                              Financial and Accounting
                                              Officer)

/S/ MARIO M. ROSATI                           Director and Secretary          November 15, 2001
------------------------------------
Mario M. Rosati

/S/ GRAHAM STRACHAN                           Director                        November 15, 2001
------------------------------------
Graham Strachan

/S/ MARK B. LOGAN                             Director                        November 15, 2001
------------------------------------
Mark B. Logan

/S/ LINDA M. DAIRIKI SHORTLIFFE, M.D.         Director                        November 15, 2001
------------------------------------
Linda M. Dairiki Shortliffe, M.D.

                                INDEX TO EXHIBITS


  EXHIBIT NUMBER                        EXHIBIT DOCUMENT
  --------------                        ----------------
       5.1          Opinion of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation, as to the legality of securities being registered
                    (Counsel to the Registrant)

       10.44        2001 Stock Option Plan and Form of Agreement

       23.1         Consent of Arthur Andersen LLP (Independent Accountants)

       23.2         Consent of Wilson Sonsini Goodrich & Rosati, Professional
                    Corporation (contained in Exhibit 5.1 hereto)

       24.1         Power of Attorney (see signature page)